EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-37530, 333-88021, 333-48548, 333-87508, 333-104871, 333-107263, 333-122344, 333-132068, 333-137951, 333-156419, 333-161604, 333-167161, 333-183875, 333-212075, 333-231066, 333-239255, 333-255454, 333-257035, and 333-271767) on Form S-8 and registration statement No. 333-276034 on Form S-3 of our reports dated February 27, 2026, with respect to the consolidated financial statements of Webster Financial Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 27, 2026